Exhibit 16




October 15, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Belmont Bancorp (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 13, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,



S. R. SNODGRASS, A.C.
Certified Public Accountants



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